UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360 N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2020, Leap Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Raymond James & Associates, Inc., as representatives of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of (a) 20,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $2.00 per share, and (b) pre-funded warrants to purchase 2,250,000 shares of Common Stock at a public offering price of $1.999 per pre-funded warrant (the “Pre-Funded Warrants”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,375,000 shares of Common Stock, at a public offering price of $2.00 per share, less underwriting discounts and commissions (the “Underwriters’ Option”). The net proceeds to the Company from the Offering are expected to be $41,797,750, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of the Underwriters’ Option. The transactions contemplated by the Underwriting Agreement are expected to close on June 22, 2020, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, funding clinical trials of DKN-01, manufacturing of clinical trial material, working capital, and general and administrative expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

As part of the Underwriting Agreement, subject to certain exceptions, certain of the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period beginning on the date of execution of the Underwriting Agreement and ending 90 days after the date of the final prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Offering pursuant to Rule 424(b) under the Securities Act without first obtaining the written consent of Piper Sandler & Co. The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Pre-Funded Warrants have an exercise price of $0.001 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company's stockholders. Each Pre-Funded Warrant is exercisable at any time and from time to time after issuance. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not contain voting rights or any of the other rights or privileges as a holder of Common Stock. The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Common Stock and the Pre-Funded Warrants being offered and sold, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, have been registered under the Securities Act pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-223419) filed with the SEC on March 2, 2018 and declared effective by the SEC on March 16, 2018 as supplemented by a preliminary prospectus supplement filed with the SEC on June 17, 2020 and a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the shares of Common Stock, the Pre-Funded Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On June 18, 2020, the Company issued a press release announcing that it had priced the previously announced public offering of its Common Stock and pre-funded warrants to purchase shares of Common Stock. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 18, 2020, by and among Leap Therapeutics, Inc. and Piper Sandler & Co. and Raymond James & Associates, Inc., as representatives of the underwriters named therein
4.1	Form of Pre-Funded Warrant to Purchase Common Stock
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press Release dated June 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: June 18, 2020	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President